UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 19, 2008

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-12422	35-1562245
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

2105 N. State Road 3 Bypass

Greensburg, IN  47240

(Address of principal executive offices)

(812) 663-6734

(Registrant’s Telephone Number,

Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 19, 2008, the Board of Directors of the MainSource Financial Group, Inc. (the “Company”) approved an amendment to section 3.14 of the Company’s Bylaws to clarify the procedure for nominating directors.  Specifically, the amendment clarifies that the nominating committee recommends a slate of management nominees to the Board and the Board selects the management nominees for election.

The text of this amendment, which became effective immediately, is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A complete copy of the Company’s Bylaws, as amended, will be filed as Exhibit 3.1 to the Company’s report on Form 10-Q for the period ended June 30, 2008.

Item 7.01                                             Regulation FD Disclosure

On May 23, 2008, MainSource Financial Group, Inc. issued a press release announcing that its Board of Directors had declared a quarterly dividend of $.145 per share payable on June 16, 2008 to common shareholders of record as of June 6, 2008.  The press release is attached as an exhibit to this Report and is being furnished pursuant to this Item 7.01 as Exhibit 99.1 to this Report.

Item 9.01               Financial Statements and Exhibits.

(d)               Exhibits

Exhibit No.	Description
3.1	Amendment to Bylaws of MainSource Financial Group, Inc., as adopted May 19, 2008
99.1	MainSource Financial Group, Inc.’s press release dated May 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: May 23, 2008	MAINSOURCE FINANCIAL GROUP, INC.

/s/ Robert E. Hoptry
Robert E. Hoptry
President and Chief Executive Officer